UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On May 28, 2008, KBR announced that it has been awarded a $275 million (CAD) contract for construction and fabrication of an LCFiner unit by North West Upgrading (North West), a Calgary-based, privately-owned company building an independent, heavy oil upgrader in Sturgeon County, Alberta. The LCFiner unit scope will include the prefabrication of 40 modules to be later assembled as part of the North West Upgrading project. The project is expected to last approximately 30 months and will peak with approximately 450 personnel.

This is the second contract that KBR has been awarded for this project. KBR was awarded the construction and fabrication services subcontract for the project gasifier by Lurgi AG of Frankfurt, Germany in 2007.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: May 28, 2008	By:	/s/ Jeffrey B. King
Vice President, Public Law